EXHIBIT 10.13

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into effective as of the 24th day of April, 2000, by and among ALTES, LLC, a Delaware limited liability company ("Buyer"), ALDOR, LLC, AND PENTLAND USA, INC., a Delaware corporation (collectively, herein defined as, and nominally referred to as, "Owners") and CHECKERS DRIVE-IN RESTAURANTS, INC., a Delaware corporation ("Seller") (Buyer, Owners and Seller are referred to herein individually as a "Party" and collectively as the "Parties").

                                    RECITALS

         WHEREAS, Seller is the owner and operator of the Checkers Drive-In Restaurants and/or Rally's Restaurants on the properties identified on EXHIBIT A (each of the Restaurant properties listed on EXHIBIT A is referred to herein individually as a "Property" or "Restaurant" and collectively as the "Properties" or "Restaurants");

         WHEREAS, Seller desires to sell and transfer to Buyer and Buyer desires to purchase from Seller substantially all of the assets attributable or pertaining to the Restaurants, Seller desires to sell, lease and/or sublease to Buyer, and Buyer desires to purchase, lease and/or sublease from Seller, the real properties on which the Restaurants are situated, all upon the terms and subject to the conditions set forth in this Agreement, and Seller and Buyer desire to enter into Checkers Drive-In Restaurant's, Inc. Franchise Agreements and/or Rally's Restaurant Franchise Agreements, whichever is/are applicable, for the continued operation of the Restaurants by Buyer as Checkers Drive-In Restaurants and/or Rally's Restaurants (the "Franchise Agreements"), and Seller and Buyer desire to enter into Checkers Drive-In Restaurant's, Inc. Area Development Agreements and/or Rally's Area Development Agreements, whichever is/are applicable, for development by Buyer of new properties as Checkers Drive-In Restaurants and/or Rally's Restaurants (the "Area Development Agreements"); and

         WHEREAS, Owners (herein nominally defined as such) are in fact the principal members of Buyer and will realize substantial benefits from the transactions contemplated by this Agreement;

         NOW, THEREFORE, in consideration of the premises, of the mutual covenants, agreements, representations and warranties contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                               PURCHASE AND SALE

         1.01 PURCHASE AND SALE OF ASSETS. At the Closing (as hereinafter defined in Section 5.01), Seller hereby agrees that it (either directly and/or through various of its subsidiaries and affiliates) shall sell, transfer, convey, assign and deliver to Buyer and Buyer agrees to purchase, acquire and assume from Seller, all of Seller's right, title and interest in and to the following assets of Seller (collectively, the "Purchased Assets"):


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                  (a) FIXED ASSETS. All machinery, equipment, furniture,
         fixtures, tools, signs and other items of tangible personal property (excluding Inventory) located at the Restaurants as of the effective date of this Agreement, plus any laptop computers, transferable software, cell phones and office materials and supplies provided to and in the possession of Seller's area managers (collectively, the "Fixed Assets"), but excluding any pagers as they are agreed to have little or no real economic value, but including any uniforms belonging to Seller located at the Restaurants (which shall all be deemed to be assets included in the Purchase Price so long as still owned by Seller whether new or previously worn, rather than deemed to be inventory for which a separate payment is due).

                  (b) INVENTORY. All inventories of food products, paper products, operational supplies, disposable items, heating fuel, cleaning materials and other items of consumable and/or expendable materials and supplies in the Restaurants on the Closing Date (as hereinafter defined) (the "Inventory").

                  (c) PERMITS AND LICENSES. All permits, licenses, consents and authorizations which are necessary or required for the operation, use and/or ownership of the Restaurants and/or Purchased Assets, but only to the extent that the same are transferable and assignable by Seller to Buyer (the "Permits and Licenses").

                  (d) CHANGE FUND. All cash in the cash registers of the Restaurants at the close of business on the day immediately prior to the Closing Date (the "Change Fund").

                  (e) CONTRACT RIGHTS. All of Seller's right, title and interest in and to the contracts, leases and commitments listed on EXHIBIT 1.01(e) together with any other unexpired, executory contract rights directly pertaining to the operation of any of the Restaurants that Seller has entered into in the ordinary course of that Restaurant's business (the "Assumed Contracts"). Seller has made, as of the date hereof, and will, during the Due Diligence Review process (as hereinafter defined), make a good faith effort to present all contracts, leases and commitments that exist to Buyer, and Seller has made, as of the date hereof, and will, during the preparation of the Exhibits to this Agreement, make a good faith effort to include all contracts, leases and commitments that exist on the EXHIBIT 1.01(e) list. Except as limited by operation of Section 1.05 hereof, the contract rights and obligations hereby transferred shall, however, include all unexpired, executory rights and obligations that have arisen in the ordinary course of business at the Restaurants even if omitted from the Due Diligence Review materials or the EXHIBIT 1.01(e) list, provided that such omission is inadvertent by Seller and the omitted right or obligation is not material given the scope of this transaction.

                  (f) FEE REAL PROPERTY. All of Seller's right, title and interest in and to each parcel of real property designated on EXHIBIT A as a "Fee Real Property" (collectively, the "Fee Real Properties"), together with all buildings, improvements and fixtures thereon.

                  (g) COMPUTER SOFTWARE. Any computer software to the extent now loaded onto any of the above Fixed Assets or stored at any of the Restaurants, including specifically a license to any copies of Seller's proprietary CHAMPS/BOS located at any of the Restaurants, excluding however any third-party software the license for which precludes such transfer. In order to acquire the license to the CHAMPS/BOS software, Buyer shall


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         execute Seller's standard Software License Agreement, a copy of which is attached hereto as EXHIBIT 1.01(g), which, except as specifically provided herein shall govern the rights and of the Parties concerning the installation of, training for, use of, performance of, upgrades to, and payment for, said CHAMPS/BOS software. Seller warrants that its CHAMPS/BOS software has been properly installed at each Restaurant, and that it functions, and may be utilized, to the extent provided in the Software License Agreement. With respect to the Restaurants, Seller agrees that the normal one-time charge for installation of the CHAMPS/BOS software is set forth in Section 3(a) of the Software License Agreement is included in the Purchase Price. Seller also agrees that the training charges set forth in Section 3(b) of the Software License Agreement for the use of this software are included in the Purchase Price except insofar as Buyer may elect to avail itself of training on the use of this software. Monthly software maintenance charges shall, however, be due from Buyer in accordance with Section 3(c) of the Software License Agreement so long as Buyer continues to utilize this software. The license for and rights to any third-party software that may have been installed at any of the Restaurants shall also transfer at no charge to Buyer to the extent transferable under the third-party license for such software; however, the existence of any such third-party software is agreed by the Parties to be fortuitous and immaterial to the value and functional use of any of the Restaurants, and Seller does not itself make any representation or warranty with regard to the proper installation or functionality of any third-party software.

         1.02 EXCLUDED ASSETS. The Purchased Assets shall include only the assets identified in Section 1.01 and, except as specifically provided, shall not include any other assets of any kind, including but not limited to, the following assets of Seller: cash on hand or in banks, other than the Change Fund; checks, drafts or other negotiable instruments; accounts receivable; refunds, rebates and credits due to Seller; any pagers in the possession of Seller's area managers (which are agreed to have little or no real economic value); and executory commitments for the purchase of materials, services or supplies or other real or personal property not related to or physically present at the Restaurants (collectively, the "Excluded Assets").

         1.03 CONDITION OF ASSETS. All of the Purchased Assets are being sold and transferred by Seller to Buyer and purchased by Buyer from Seller in "AS IS" condition and "with all faults." EXCEPT AS OTHERWISE PROVIDED IN ARTICLE III OR ELSEWHERE HEREIN, SELLER DISCLAIMS ALL WARRANTIES CONCERNING THE PURCHASED ASSETS, STATUTORY, EXPRESS, AND IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ANY OTHER WARRANTY OF QUALITY IN RESPECT OF THE PURCHASED ASSETS, AND THERE ARE NO OTHER WARRANTIES, STATUTORY, EXPRESS, OR IMPLIED THAT EXTEND BEYOND THE WARRANTIES CONTAINED IN THIS AGREEMENT. Buyer and Owners acknowledge that they are in the business of operating restaurants and that they have examined the Purchased Assets to their satisfaction in light of Seller's foregoing disclaimer of warranties.


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         1.04 TRANSFERS OF REAL PROPERTY. At Closing, Seller shall convey to
Buyer each parcel of Fee Real Property pursuant to a deed, generally known as a "special warranty deed", substantially in the form attached hereto as EXHIBIT 1.04(i) (the "Deeds") conveying all right, title and interest in and to such Fee Real Property, subject only to the Permitted Title Exceptions (as hereinafter defined) applicable to such Fee Real Property, and containing no warranty for any acts of any person other than Seller. Each Deed shall contain such modifications from the form attached hereto as EXHIBIT 1.04(i) as may be legally required or customary in the jurisdiction to which such Deed relates. At Closing, Seller shall sublease to Buyer each parcel of real designated on EXHIBIT A as a "Leased Real Property" (collectively, the "Leased Real Properties"), together with all buildings, improvements and fixtures thereon, pursuant to a sublease substantially in the form attached hereto as EXHIBIT 1.04(ii) (the "Subleases"). Fee Real Properties and Leased Real Properties are referred to collectively as the "Properties". Except for the ongoing contractual obligations referenced herein, and the Permitted Title Exceptions (as hereinafter defined), all transfers of Real Property shall be free and clear of all mortgages and of all financing, tax, judgment, mechanics and other liens. Notwithstanding anything appearing on EXHIBIT A or elsewhere in this Agreement, regarding Property 1310 in Russellville, Arkansas, the term of the lease pursuant to which Seller occupies this Property has already expired, and Seller occupies this Property as a holdover tenant. The Parties agree that Buyer shall enter into a new lease directly with the landlord for this Property, that this Property shall accordingly not be subleased to Buyer, that Seller will transfer to Buyer at Closing its interest in this Property, and that the Purchase Price shall not be further adjusted as a result of this situation.

         1.05 ASSUMPTION OF LIABILITIES. At the Closing, Buyer shall assume, discharge and become liable for all liabilities and obligations arising after the Closing Date under the Assumed Contracts, but only to the extent such liabilities and obligations are required to be performed and satisfied after the Closing Date and excluding liabilities and obligations arising as a result of any obligation to perform under any Assumed Contract with respect to the period prior to the Closing Date. Buyer agrees to use its best efforts to obtain releases of Seller from all future obligations under the Assumed Contracts upon their assignment to Buyer by Seller. To the extent that Buyer is unable to obtain such releases of Seller under the Assumed Contracts, Owners shall additionally guaranty the obligations of Buyer in connection with the Assumed Contracts until such time as releases have been obtained or the obligations have terminated.

                                   ARTICLE II

                                 PURCHASE PRICE

         2.01 PURCHASE PRICE.

                  (a) The purchase price ("Purchase Price") for the Purchased Assets shall be the value of the Inventory and the Change Fund on the Closing Date plus the sum of Sixteen Million Five Hundred Thousand Dollars ($16,500,000.00), which shall be payable by Buyer to Seller as follows: (i) Buyer has deposited into escrow with Seller's attorney Ten Thousand Dollars ($10,000.00), which shall be applied to the Purchase Price at the Closing (the "Initial Escrow Deposit"), (ii) Buyer shall deposit into escrow with Fidelity (as defined below) contemporaneously with the execution of this Agreement the sum of Forty Thousand Dollars ($40,000.00), which shall be applied to the Purchase Price at the Closing (the "Subsequent Escrow Deposit," and together with the Initial Escrow Deposit, the "Escrow Deposit"), (iii) Buyer shall pay to Seller at the Closing the


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sum of Sixteen Million Four Hundred Fifty Thousand Dollars ($16,450,000.00) plus the estimated value of the Change Fund as of the Closing Date (the "Estimated Change Fund Value") by wire transfer of immediately available funds, and (iv) Buyer shall pay to Seller not later than twenty (20) days following the Closing the estimated value of the Inventory as of the Closing Date (the "Estimated Inventory Value") by wire transfer of immediately available funds. Contemporaneously with the execution of this Agreement, the Escrow Deposit component payments shall be sent to Fidelity National Title Insurance Company, to the attention of Patty Beverly, 1300 Dove Street, Suite 300, Newport Beach CA 92660 ("Fidelity"), and held by Fidelity in one or more interest bearing escrow accounts pursuant to Section 2.06 hereof. If the deposits are paid by check, these checks should be made out to Fidelity. If the Initial Escrow Deposit was paid by a check made out other than to Fidelity, it shall be cancelled and returned to the Buyer and replaced contemporaneously with the execution of this Agreement.

                  (b) The value of the Change Fund and the Inventory shall be determined as follows:

                           (i) Within three (3) days prior to the Closing Date,
Seller shall prepare the Estimated Inventory Value and the Estimated Change Fund Value. Seller shall adjust the value of the Inventory and of the Change Fund in accordance with any reasonable request made by Buyer at least five days prior to Closing.

                           (ii) On or about the Closing Date, pursuant to a
mutually agreed upon schedule, representatives of both Buyer and Seller shall conduct a physical inventory of all cash registers and all items of Inventory at the Restaurants. Alternatively, if the Parties elect and agree, the performance of this inventory process may be delegated to a third-party (with any expense for such split evenly between Buyer and Seller). Promptly after the completion of such physical inventory, Seller shall present to Buyer a written document setting forth the Inventory and the value of the Inventory and the value of the Change Fund (the "Actual Inventory Value" and the "Actual Change Fund Value"). The value of the Inventory as of such time shall then be determined by the then current price lists of the then current vendors to the Restaurants. Buyer shall thereafter have fifteen (15) business days within which to review the written document setting forth the Inventory and the Actual Inventory Value and the Actual Change Fund Value and the work papers of Seller utilized in calculating these (which will be furnished to Buyer promptly on request) for purposes of verifying the accuracy and fairness of the Actual Inventory Value and the Actual Change Fund Value.

                           (iii) The Actual Inventory Value and the Actual
Change Fund Value determined by Seller shall be binding on Buyer unless Buyer presents to Seller written notice of disagreement within such fifteen (15) business day period, specifying in reasonable detail, insofar as feasible, the nature and extent of Buyer's disagreement. If Buyer does not provide to Seller such written notice of disagreement within such time period, Buyer shall pay to Seller, within twenty (20) business days of its receipt of the Actual Inventory Value and the Actual Change Fund Value, the amount, if any, by which the Actual Inventory Value and the Actual Change Fund Value exceed the Estimated Inventory Value and the Estimated Change Fund Value, in cash or other immediately available funds. On the other hand, if Buyer does not provide to Seller such written notice of disagreement within such time period, and if the Actual Inventory Value and the Actual Change Fund Value are less than the Estimated Inventory Value and Estimated Change Fund Value, Seller shall pay to Buyer, within the said twenty (20)


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business days of its delivery of the Actual Inventory Value and the Actual
Change Fund Value, the amount, if any, by which the Actual Inventory Value and the Actual Change Fund Value is less than the Estimated Inventory Value and the Estimated Change Fund Value, in cash or other immediately available funds. If Buyer does provide to Seller such written notice of disagreement, Buyer shall pay to Seller, concurrently with delivery of such written notice the amount, if any, by which that portion of the Actual Inventory Value and the Actual Change Fund Value with which Buyer does not disagree exceeds the Estimated Inventory Value and the Estimated Change Fund Value, in cash or other immediately available funds. Otherwise, Buyer's written notice of disagreement shall have no effect, as if it had never been given, and the Actual Inventory Value and the Actual Change Fund Value determined by Seller shall be binding on Buyer. The parties agree to use their good faith efforts to resolve such disagreement within fifteen (15) days after Seller receives written notice of such disagreement and partial payment (if applicable) from Buyer, at which time the applicable Party shall make a payment to the other Party in cash or other immediately available funds in accordance with the resolution of such disagreement. If the parties do not resolve such disagreement within such fifteen (15) day period, each party may pursue all legal remedies available to it.

         2.02 FRANCHISE FEES; DEVELOPMENT FEES. The Purchase Price includes the Twenty Five Thousand Dollar ($25,000.00) Initial Franchise Fee per Restaurant set forth in Section 6.01 of the Franchise Agreements to be entered into at Closing, and no additional consideration for Initial Franchise Fees shall be owed by Buyer under said Franchise Agreements. The Purchase Price also includes the Five Thousand Dollar ($5,000.00) Development Fee per Restaurant set forth in
Section 2.01 and EXHIBIT A to the Development Agreements attached hereto for each restaurant listed therein, and no additional consideration for Development Fees shall be owed by Buyer under said Development Agreements. Any Franchise Fees and Development Fees other than the above referenced fees are not waived, and shall be due from Buyer in accordance with the provisions of the applicable Franchise Agreements and Development Agreements respectively. If Buyer elects to franchise or develop any additional restaurants beyond those listed in the Franchise Agreements and Development Agreements attached hereto, and Buyer and Seller reach agreement regarding such additional restaurants, Buyer shall pay the identified Franchise Fees and Development Fees set forth in the Franchise Agreements and/or Development Agreements applicable to those additional restaurants.

         2.03 PRORATIONS AND ADJUSTMENTS. The Purchase Price shall be subject to adjustment at Closing for payments due under the Assumed Contracts, real and personal property taxes and assessments, utilities and other similar items. The prorations shall be calculated based on the actual amounts of the 1999 and/or 2000 real and personal property taxes and assessments. If such amounts are not available, the prorations shall be calculated based on the 1998 amounts, subject to reproration when the actual amounts become available. Rents and other charges paid or due under any Assumed Contract and any other expense for the month of Closing will be prorated between Seller and Buyer, and Buyer shall in addition pay for the first full month's rent if the closing shall occur during the last ten days of the month in which the closing occurs. Buyer shall pay to Seller at the Closing an amount equal to the sum of all prepaid expenses and deposits associated with any Restaurant. In addition, Buyer shall pay Seller a prorated amount, as of the Closing Date, for all prepaid real and personal property taxes and assessments for the current year. Seller's employee benefit plans for health coverage and other insurance will be left in place through the end of the monthly period for which premiums have already been paid, and any prepaid premiums for such period shall be prorated at Closing between Seller and Buyer.


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         2.04 TAXES. Buyer shall pay all applicable federal, state and local sales taxes applicable to the transaction contemplated by this Agreement except for real estate transfer taxes, if any, which shall be divided equally between Buyer and Seller. The Purchase Price does not include any applicable federal, state and local taxes, including, but not limited to, tariffs, duties, impact fees, occupational taxes or other charges which may be payable upon the sale or use of the Purchased Assets. All such tariffs, duties, fees, taxes and other charges and the payment thereof to the appropriate taxing authority are the sole responsibility of Buyer.

         2.05 ALLOCATION OF PURCHASE PRICE. Seller and Buyer agree that for U.S. federal income tax purposes, the Purchase Price shall be allocated as set forth on EXHIBIT 2.05. Seller and Buyer agree that said allocation of the Purchase Price shall be used by Seller and Buyer in reporting the transactions covered by this Agreement for income tax purposes and that each shall file an Asset Acquisition Statement (Form 8594) with the Internal Revenue Service consistent with EXHIBIT 2.05.

         2.06 ESCROW, ESCROWED FUNDS AND CLOSING STATEMENT. All payments due between the parties in connection with completing and closing this transaction shall be paid to or forwarded through Fidelity, which shall hold the monies, in one or more interest bearing escrow accounts, and which shall pay the net proceeds due to Seller hereunder upon Closing, or refund monies to Buyer, pursuant to Section 5.01 and as otherwise provided herein. Payments at Closing (as defined in Section 5.01) shall be made pursuant to a closing statement that has been agreed to by the Parties at time of Closing, which closing statement shall have been prepared by Fidelity from information supplied by the Parties. Escrow fees shall be paid in equal parts by Buyer and Seller. The Parties shall, in good faith, provide any tax ID and other information and execute any documents or instructions reasonably required to facilitate the handling of this matter by Fidelity. Where documents or monies are delivered directly between the parties, whether prior to, at or subsequent to Closing, they shall provide confirmation of such if and as reasonably requested by Fidelity. Interest earned in any account shall be paid to the Party who eventually receives the principal contained therein and shall be paid to said party by Fidelity together with the principal due from the account. Where the paying party and the receiving Party are different, the paying Party shall receive credit for the principal amount. Fidelity shall not be required to assess the adequacy and sufficiency or the Parties' respective performances or documents, and may rely upon the Parties' respective representations concerning such, which representations in good faith shall be given by the Parties when due.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer (each of which shall be deemed material and independently relied upon by Buyer) as follows:

         3.01 ORGANIZATION AND STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own its properties and assets and to conduct its business as now conducted or proposed to be conducted, and is moreover in good standing in each of the states where any of the Properties are located. This representation and warranty is made effective as of the Closing Date (as hereinafter defined). The representations and warranties made in this sub-section are not limited to or by the knowledge of Seller.


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         3.02 CORPORATE AUTHORITY. Seller has the full power and authority to enter into and perform this Agreement and to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement. This representation and warranty is made effective as of the Closing Date (as hereinafter defined). The representations and warranties made in this subsection are not limited to or by the knowledge of knowledge of Seller.

         3.03 CORPORATE AUTHORIZATION; BINDING AGREEMENT. Seller has taken all necessary corporate actions to authorize and approve the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement. This Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. This representation and warranty is made effective as of the Closing Date (as hereinafter defined). The representations and warranties made in this sub-section are not limited to or by the knowledge of knowledge of Seller.

         3.04 TITLE TO ASSETS; ASSUMED CONTRACTS.

                  (a) Seller shall warrant ownership of the Purchased Assets other than real estate assets to the extent set forth in the Bills of Sale (as hereinafter defined).

                  (b) Seller shall warrant ownership of the Fee Real Properties to the extent set forth in the Deeds (as hereinafter defined).

                  (c) To the knowledge of Seller: (i) there has not occurred any material default under any of the Assumed Contracts on the part of Seller or any of the other parties thereto; and (ii) no event has occurred which with the giving of notice or the lapse of time or both, would constitute a material default under any of the Assumed Contracts on the part of Seller or any of the other parties thereto.

         3.05 CONDITION OF ASSETS AND COMPLIANCE WITH LAWS. Except as disclosed in EXHIBIT 3.11: (a) there are no material defects to structures, HVAC or equipment; (b) each of the Properties and Restaurant operations complies with all applicable laws, codes and regulations; (c) no changes or modifications will be required upon transfer of control to continue operation under any local building codes, zoning laws or other applicable laws or regulations; and (d) Seller agrees that, and hereby represents and warrants that, all assignable permits to operate each Property as a Rally's Restaurant are hereby assigned and transferred to Buyer effective as of the Closing Date, and Seller agrees to execute any reasonable documents presented by Buyer to effectuate any such assignments. Seller shall bear the expense of satisfying any such legal requirements existing as of Closing whether or not any such deficiencies or obligations are presently known by Seller.

         3.06 BROKERS' FEES. Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated, other than fees and commissions owed to National Franchise Sales, which shall be the sole responsibility of Seller. The representations and warranties made in this sub-section are not limited to or by the knowledge of knowledge of Seller.


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         3.07 EMPLOYEES. Buyer shall not be subject to any liability after
Closing in connection with any employee compensation or benefits, any union obligations, or any employee ERISA benefits or entitlements, based upon employment prior to the Closing Date (as hereinafter defined), including, without limitation, outstanding claims or liabilities not presented for payment until after the closing date with respect to the Seller's self-insured management medical plan (i.e., "run out claims") The representations and warranties made in this sub-section are not limited to or by the knowledge of knowledge of Seller.

         3.08 TAXES AND LIENS. Buyer shall not be subject to any liability after Closing in connection with any federal, state or local taxes or assessments due with respect to the period prior to the Closing Date (as hereinafter defined); all such obligations shall be paid by Seller as part of its obligations at Closing. Similarly, Buyer shall not be subject to any liability after Closing in connection with any mortgage or other liens existing with respect to the period prior to the Closing Date (as hereinafter defined); all such obligations shall be paid by Seller as part of its obligations at Closing. The representations and warranties made in this sub-section are not limited to or by the knowledge of knowledge of Seller.

         3.09 PENDING CLAIMS, LITIGATION, ARBITRATIONS, AND OTHER PROCEEDINGS. Buyer shall not be subject to any liability after Closing in connection with any pending litigation, arbitration, or other proceeding purportedly asserting claims due with respect to the period prior to the Closing Date (as hereinafter defined). Except as disclosed in the Most Recent UFOC (as hereinafter defined) or in EXHIBIT 3.11, there are no material pending claims, demands, litigation, arbitrations, or government proceedings. This representation includes, but is not limited to, any environmental claims, demands, litigation, arbitrations and government proceedings. The representations and warranties made in this sub-section are not limited to or by the knowledge of knowledge of Seller.

3.10 SELLER'S FINANCIAL DATA. For each Restaurant, copies of the financial statements for the most recent trailing thirteen (13) periods (collectively, the "Financial Statements") have been provided to Buyer. Seller represents and warrants that the Financial Statements, including the notes to the Financial Statements, if any, fairly and in good faith reflect Seller's transactions, assets, liabilities, and financial position with respect to the Restaurants in all material respects, and that they are generally consistent with Seller's accounting methods that are utilized in its overall audited financial statements. Neither Seller nor any representative of Seller makes any representations or statements of projected or forecasted sales, profits or earnings of the Restaurants or any other Seller restaurants, and Seller reminds Buyer that Buyer's future sales, profits and earnings at the Restaurants may be more or less than past sales, profits and earnings.

         3.11 KNOWLEDGE AND OTHER LIMITATIONS. Certain of the representations and warranties of Seller are stated to be made "to the knowledge" of Seller or refer to what is "known" to Seller or of what Seller is "aware." All representations and warranties are made based upon, and limited to, the knowledge of Seller, whether expressly so stated in the particular representation and warranty or not, except in the case of any representations and warranties that are expressly stated herein not to be so limited. The Parties hereto agree that the meaning of such expressions shall with respect to Seller in all cases be understood as comprising the knowledge and belief of any of the corporate officers of Seller without any type of additional investigation thereof, except that these corporate officers shall be deemed to have knowledge of any facts that reasonably should have been known to any of them whether or not any of them in fact had such knowledge. All representations and warranties are moreover limited in scope to the Restaurants, rather than to any other operations or assets of Seller, unless expressly so stated to the contrary in the particular representation or warranty, and all are limited in scope to material components thereof. Attached hereto as EXHIBIT 3.11 is a Disclosure Statement that lists certain facts that are exceptions or qualifications to various of the general Representations and Warranties or other factual statements recited in this Agreement. Seller does not imply by inclusion of any item on EXHIBIT 3.11 that Seller believes such to be material to this transaction or to any of the Purchased Assets. Any exceptions, qualifications, or other facts or events actually reported by Seller to Buyer, or discovered by Buyer, or otherwise actually known to Buyer, prior to expiration of the relevant time period prescribed below for Buyer's Due Diligence Review shall be deemed to have been included on EXHIBIT 3.11 whether or not they specifically there appear.

         3.12 RENT PAYMENTS: Upon Seller's timely receipt of payment from Buyer, by automated clearing house pre-authorized withdrawals ("ACH" withdrawals, as authorized by Section 6.04 of the Franchise Agreements) or otherwise, of the monthly payments due under each of the Subleases, Seller represents and warrants that all corresponding sums due under the prime leases shall be paid on or before the dates such sums are due to the prime landlords. In the event of Seller's failure to pay any such sums Buyer shall have the right thereafter to make the payments on the applicable Properties directly to the prime landlords and to offset each such payment against the rents that would otherwise be due to Seller under the applicable Sublease.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF BUYER AND OWNERS

         Buyer and Owners, jointly and severally, represent and warrant to Seller (each of which shall be deemed material and independently relied upon by Seller) as follows:

         4.01 ORGANIZATION AND STANDING OF BUYER. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own its properties and assets and to conduct its business as now conducted or proposed to be conducted.

         4.02 COMPANY AUTHORITY. Buyer has the full power and authority to enter into and perform this Agreement and to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement.

         4.03 COMPANY AUTHORIZATION; BINDING AGREEMENT. Buyer has taken all necessary corporate actions to authorize and approve the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement. This Agreement constitutes a legal, valid and binding obligation of Buyer and Owners, enforceable against Buyer and Owners in accordance with its terms.

         4.04 REVIEW OF CERTAIN MATERIALS. Buyer and Owners have received and reviewed the information contained in the most recent Rally's Restaurant Uniform Franchise Offering Circular dated on or about September 9, 1999, as amended January 14, 2000, and Buyer understands that it will probably soon receive an updated version dated and filed in April 2000 (collectively the "UFOCs"). Neither Seller nor any representative of Seller has made any representations or statements of projected or forecasted sales, profits or earnings of the Restaurants or any other Seller restaurants, and Buyer acknowledges that future sales, profits and earnings at the Restaurants may be more or less than past sales, profits and earnings. In making its decision to proceed with this transaction, Buyer has not relied on any information provided by Seller or any other third-party other than what is contained in the UFOCs it has received previously or receives prior to Closing and what is contained in the representations, warranties and other information set forth in this Agreement. Buyer and Owners acknowledge that they are in the business of operating restaurants and that they have examined the Purchased Assets to their satisfaction in light of Seller's foregoing disclaimer of warranties.

         4.05 BROKERS' FEES. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

         4.06 ANTITRUST "SAFE HARBOR". The size and prior business activities and ownership and affiliations of Buyer are such as do not require any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the rules and regulations promulgated thereunder.

         4.07 KNOWLEDGE AND OTHER LIMITATIONS. Certain of the representations and warranties of Buyer and/or Owners are stated to be made "to the knowledge" of Buyer and/or Owners or refer to what is "known" to Buyer and/or Owners or of what Buyer and/or Owners are "aware." A11 representations and warranties are made based upon, and limited to, the knowledge of Buyer and/or Owners, whether expressly so stated in the particular representation and warranty or not. The Parties hereto agree that the meaning of such expressions shall with respect to Buyer and/or Owners in all cases be understood as comprising the knowledge and belief of the company officers of Buyer and/or Owners without any type of additional investigation thereof.

                                   ARTICLE V

                     COVENANTS OF SELLER, BUYER AND OWNERS

         Seller, Buyer and Owners each covenant with the others as follows:

         5.01 THE CLOSING. The Closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Fidelity National Title Insurance Company, 1300 Dove Street, Suite 300, Newport Beach CA 92660 at noon local time on May 11, 2000, or such other place and time as Seller and Buyer may agree in writing (the "Closing Date"). All prorations and adjustments pursuant to Section 2.03 shall be calculated effective as of midnight (12 hours later) on the Closing Date. The actual changeover of operations, inventory, employment of personnel, receipts, expenses, and change fund entitlement shall be done effective either as of midnight (12 hours later) on the Closing Date or as of the end of business that night for each individual Restaurant, whichever is later. Any or all Parties may elect not to be physically present, including having persons with adequate signing authority present, in the offices where the Closing is to take place on the Closing Date; however, in such case it shall be the responsibility of each not attending Party to have provided whatever executed and other documents, funds, and authorizations are necessary so that the Closing may properly and timely take place. The obligations of the Parties to close or effect the transactions contemplated by this Agreement will be subject to satisfaction, unless duly waived, of the applicable conditions set forth in this Agreement. If the Closing has not occurred by May 26, 2000, then Seller shall have the right, at any time thereafter, but prior to Closing, to terminate this Agreement pursuant to Section 11.01 and, in the absence of a material default by Seller or any material failure to satisfy any of the conditions precedent to the obligations of Buyer and Owners to close contained in Articles VI or VII, to retain the Deposit.

         5.02 CONDUCT OF BUSINESS PRIOR TO CLOSING. From the date of this Agreement through and including the Closing Date and except as otherwise consented to or approved by Buyer in writing, Seller shall operate the Restaurants and maintain the Purchased Assets in the usual and ordinary course and substantially in the same manner as heretofore conducted.

         5.03 DUE DILIGENCE REVIEW. From the date of this Agreement through and including the earlier of the Closing Date or the date of termination of this Agreement or any specifically applicable deadline date prescribed below:

                  (a) Seller will afford to the officers, attorneys, accountants and other representatives of Buyer reasonable access during normal business hours to the following books and records of Seller relating to the Restaurants and the Purchased Assets: information and records with respect to any contracts, leases, permits, litigation files, environmental reports, title reports and surveys, in each case to the extent related to the Restaurants and the Purchased Assets (excepting only general company trade secrets not limited to these Restaurants and attorney work product or privileged materials); and

                  (b) Seller will afford to the officers, attorneys, accountants and other representatives of Buyer reasonable access to the Restaurants and related facilities, at all reasonable times during normal business hours, for the purpose of conducting inspections of the Restaurants and related facilities and all equipment located therein and assessing the day-to-day operations of the Restaurants; provided such access is discreet and controlled by Seller and does not unreasonably interfere with the business of Seller operated at the Restaurants.

                  (c) If the transaction contemplated by this Agreement fails to close for any reason, Buyer shall return to Seller all documentation, test results, surveys and other information furnished to Buyer by or on behalf of Seller. Buyer agrees to reimburse, indemnify and hold Seller harmless from and against any and all damages, injuries, liabilities, claims, demands or liens, including, without limitation, any property damage, personal injury or claim of lien against the Restaurants, resulting directly from the activities by Buyer and/or Buyer's agents permitted by this Section (including, without limitation, reasonable attorneys' fees and expenses paid or incurred by Seller during litigation, if any), which indemnity shall survive the Closing or earlier termination of this Agreement.

                  (d) Seller shall procure, on behalf of Buyer, title insurance commitments agreeing to issue to Buyer one or more owner policies of title insurance insuring its ownership interests created pursuant to the Deeds, and one or more leasehold policies of title insurance insuring its leasehold interests created pursuant to the Leases and the Subleases (the "Commitments"). Buyer shall pay the title insurance expenses and premiums at Closing. Buyer will, within fifteen (15) days after receipt of the title commitments, notify Seller in writing specifying the matters to which Buyer objects (the "Title Objections"), otherwise Buyer shall be deemed to have no Title Objections. If Seller cannot or elects not to correct the Title Objections on or prior to the Closing Date, Buyer will have the option of either accepting the title as it then is or terminating this Agreement on or before the Closing Date, in which event the Deposit shall be returned to Buyer without any further liability to either Party. All easements, rights of way, restrictions and other matters of record, including, but not limited to, property taxes not yet due and payable, the matters, if any, which would be disclosed by a current and accurate survey and the exceptions listed in the Commitments to which Buyer does not object, as well as all exceptions to which it objects but the correction of which is waived by Buyer at or prior to Closing, are referred to herein as the "Permitted Title Exceptions". Fidelity shall be used as the title company for purposes of obtaining the above-referenced title commitments.

                  (e) At its sole option and expense, Buyer may procure "AS BUILT" surveys of the Properties (the "Surveys"). If the Surveys show any encroachments on the Properties or that improvements located on the Properties encroach on setback lines, easements, lands of others or violate any restrictions, covenants of this Agreement or applicable governmental regulation, the same shall constitute a title defect to which Buyer may object pursuant to the terms of Section 5.03(d)

                  (f) At its sole option and expense, Buyer may procure Phase I environmental assessment reports for the Properties within twenty (20) days of the effective date of this Agreement. Buyer shall, within said twenty (20) day period, notify Seller in writing, specifying the matters on the report to which Buyer objects (the "Environmental Objections"). Otherwise Buyer shall be deemed to have no Environmental Objections. If Seller cannot or elects not to correct the Environmental Objections on or prior to the Closing Date, Buyer will have the option of either accepting the environmental condition of the Properties as it or they exist, or terminating this Agreement on or before the Closing Date, in which event the Deposit (less the costs of any title insurance expenses) shall be returned to Buyer without any further liability to either Party.

                  (g) Notwithstanding anything to the contrary contained herein, Buyer shall have the right to terminate this Agreement on or before the twentieth (20) day after the effective date of this Agreement (the "Due Diligence Deadline") if Buyer is not satisfied for any reason with its due diligence investigation of the Restaurants and the Purchased Assets. Buyer shall exercise such right by delivering written notice thereof to Seller on or before the Due Diligence Deadline, in which event the Agreement shall terminate and the Deposit (less the costs of any title examination and cancellation expenses) shall be returned to Buyer without any further liability to either Party. Should Buyer fail to provide Seller with written notice of its election to terminate this Agreement on or before the Due Diligence Deadline, then Buyer shall be deemed to be satisfied with the above items and its due diligence, and, subject to the fulfillment and satisfaction any Title Objections, Environmental Objections and of Seller's obligations herein, Buyer shall close and settle this transaction pursuant to the terms of this Agreement.

         5.04 EMPLOYEES. As provided in Section 5.01, the actual changeover of employment of personnel shall be done effective either as of midnight on the Closing Date or as of the end of business that night for each individual Restaurant, whichever is later. Seller shall terminate all employees ("Employees") employed at the Restaurants effective as of then. At a mutually agreed time prior to Closing, Buyer, with the permission and accompanied by a representative of Seller, may discuss with Seller's employees at the Restaurants offers of employment following consummation of the transactions contemplated by this Agreement. Buyer shall thereafter have the right to offer employment to or to hire such employees of Seller effective after the Closing Date. Seller shall be liable for failure to provide any notice required under the Worker Adjustment in

Retraining Notification Act of 1988 ("WARN") in connection with the transaction contemplated by this agreement. Buyer does not assume, adopt or ratify in any manner whatsoever any collective bargaining agreements between Seller and its employees or collective bargaining representatives of its employees and Buyer does not assume and has no responsibility for any present or past employment practices, policies or procedures of Seller.

         5.05 TRANSFER AND OTHER EXPENSES. Transfer fees, taxes and expenses, if any, on the Leases and Subleases and the transfer of the Purchased Assets by Seller to Buyer shall be paid by Buyer. All costs associated with title commitment, title insurance and related matters, surveys, environmental reviews, inspections and similar due diligence and other items shall be paid by Buyer.

         5.06 CONFIDENTIALITY. Except as provided in Sections 5.04 and 13.02, or as may be required to complete this transaction, neither Buyer nor Owners shall disclose the transaction contemplated by this Agreement or any information regarding such transaction to any employee of Seller, including, but not limited to, employees at the Restaurants or any employee of any vendor of Seller without Seller's prior consent. All information concerning this contemplated transaction or the financial terms of this Agreement shall be kept confidential by each Party, its attorneys, accountants and representatives. All information furnished by one Party to the other in connection with this Agreement or the transactions contemplated by this Agreement shall be kept confidential by such other Party (and shall be used by it and its officers, attorneys, accountants, financiers, and representatives only in connection with this Agreement and the transactions contemplated by this Agreement) except to the extent that such information (i) already is known to such other Party when received, (ii) thereafter becomes lawfully obtainable from other sources, (iii) is required to be disclosed in any document filed by Seller or its affiliate with the Securities and Exchange Commission or any other agency of any government or (iv) is otherwise required to be disclosed pursuant to any federal or state law, rule or regulation or by any applicable judgment, order or decree of any court or by any governmental body or agency having jurisdiction after such other Party has given reasonable prior written notice to the other Parties to this Agreement of the pending disclosure of any such information. In the event that the transactions contemplated by this Agreement shall fail to be consummated, each Party shall promptly cause all copies of documents or extracts thereof containing information and data as to another Party to be returned to such other Party.

         5.07 MECHANICS' LIENS. Seller shall furnish to Buyer at Closing an affidavit (the "Mechanics' Lien and Possession Affidavit") attesting to the absence, unless otherwise provided for herein, of any claims of mechanics' liens relating to the Properties and further attesting that the costs of any improvements or repairs to the Properties have been or will be paid prior to the applicable Closing Date.

         5.08 MISCELLANEOUS AGREEMENTS. Subject to terms and conditions herein provided, each Party shall use its commercially reasonable best efforts to take or cause to be taken, all action and to do or cause to be done, all things necessary, appropriate or desirable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         5.09 INSURANCE. Between the date of this Agreement and the Closing Date, Seller shall continue in force its existing insurance policies with respect to the Restaurants and the Purchased Assets.

         5.10 SHOPPING. Notwithstanding the existence of this Agreement, Seller shall have the right to continue to solicit, initiate, encourage and participate in negotiations and discussions and enter into any agreement, including, but not limited to, a back-up agreement in the event the transactions contemplated by this Agreement are not ultimately consummated, regarding the sale of any or all of the Restaurants and the Purchased Assets.

         5.11 BEVERAGE EQUIPMENT. The parties acknowledge that the beverage dispensing equipment located in the Restaurants (the "Beverage Equipment"), which is leased by Seller from The Coca-Cola Company and from Dr Pepper/Seven Up, Inc., is not included in the Purchased Assets. Buyer shall enter into a direct relationship with both of these beverage companies regarding leasing the Beverage Equipment.

         5.12 FINANCING AND ORGANIZATIONAL PLANS. Buyer shall deliver to Seller, for Seller's approval, within ten (10) days after the effective date of this Agreement if not previously provided, a detailed financing and organizational plans with respect to the Restaurants (the "Financing and Organizational Plans"), which shall include a description of Buyer's sources of financing, financing terms (including copies of all commitment letters), and Buyer's organization and management structure.

         5.13 BULK SALES ACT. It will not be practicable to comply or to attempt to comply with the procedures of the Uniform Commercial Code or other bulk sales or similar law of the state or states in which the restaurants are located. Accordingly, Seller hereby agrees to defend, indemnify and hold Buyer harmless from and against any and all costs, losses, liabilities, claims and expenses (including reasonable attorneys' fees) arising out of or resulting from the failure of Buyer or Seller to comply with or perform any actions in connection with the provisions of any such law.

                                   ARTICLE VI

               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER,
                                BUYER AND OWNERS

         The respective obligations of each Party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

         6.01 LITIGATION. Neither Seller nor Buyer shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

         6.02 SUBLEASE CONSENTS. All required consents to the Subleases from the landlords of the Leased Real Property shall have been obtained.

                                  ARTICLE VII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         The obligations of Buyer to effect the transactions contemplated by this Agreement shall be subject to fulfillment or waiver at or prior to the Closing Date of the following conditions:

         7.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date) except (i) to the extent such representations and warranties are by their express provisions made as of a specified date and (ii) for the effect of transactions contemplated by this Agreement.

         7.02 PERFORMANCE OF OBLIGATIONS. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date.

         7.03 OFFICER'S CERTIFICATE. Seller shall have furnished to Buyer a certificate dated as of the Closing Date, to the effect that the conditions set forth in Sections 7.01 and 7.02 have been satisfied.

         7.04 TITLE OBJECTIONS AND ENVIRONMENTAL OBJECTIONS. All Title Objections and Environmental Objections shall have been corrected to Buyer's reasonable satisfaction.

         7.05 DOCUMENTS. Buyer shall have received the documents specified in
Article IX of this Agreement.

         7.06 PERMITS AND AUTHORIZATIONS. Buyer shall have obtained any and all consents or waivers from third parties required for the consummation of the transactions contemplated by this Agreement and Buyer hall have obtained any and all permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the transactions contemplated by this Agreement.

         7.07 FIFTEEN YEAR REMAINING LEASE PERIODS. With respect to the Leased Restaurants, the average remaining term length of all such leases shall extend at least fifteen (15) years after the Closing Date. With respect to any Leased Restaurants that do not already have remaining lease periods, including any lessee options, in excess of fifteen (15) years, Seller shall in good faith attempt to re-negotiate their leases on commercially reasonable terms so that each the re-negotiated leases, including lessee options, shall be at least fifteen (15) years after the Closing Date. Seller shall in good faith attempt to have the remaining period of each such lease exceed fifteen (15) years. This condition precedent shall be satisfied if the result is that some of these leases still do not have remaining fifteen (15) year periods, provided (i) that Seller has made the above-described good faith efforts, and provided that the remaining term length of ninety percent (90%) the leases, including lessee options, for all of the Leased Restaurants shall extend at least fifteen (15) years after the Closing Date and (ii) that Buyer's lender is agreeable to extending the contemplated acquisition financing without any material adverse adjustment attributable to any failure to have at least fifteen (15) year terms on all of the leases. The Restaurants individually identified in Section 1.04 as not in fact being subleased to Buyer shall not be counted with reference to determining whether the ninety percent (90%) requirement, or any other criteria set forth in this section, have been satisfied.

                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligations of Seller to effect the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

         8.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer and Owners set forth in Article IV of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date) except (i) to the extent such representations and warranties are by their express provisions made as of a specified date and (ii) for the effect of transactions contemplated by this Agreement.

         8.02 PERFORMANCE OF OBLIGATIONS. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date.

         8.03 OFFICER'S CERTIFICATE. Buyer and Owners shall have furnished to Seller certificates dated as of the Closing Date to the effect that the conditions set forth in Sections 8.01 and 8.02 have been satisfied.

         8.04 DOCUMENTS. Seller shall have received the documents specified in
Article X of this Agreement.

         8.05 FINANCING AND ORGANIZATIONAL PLANS. Seller shall have received the Financing and Organizational Plans, in form and substance reasonably satisfactory to Seller.

         8.06 PERMITS AND AUTHORIZATIONS. Seller shall have obtained any and all consents or waivers from third parties required for the consummation of the transactions contemplated by this Agreement and Seller hall have obtained any and all permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the transactions contemplated by this Agreement.

                                   ARTICLE IX

                      DOCUMENTS TO BE DELIVERED BY SELLER

         At or prior to Closing, Seller shall deliver to Buyer the following documents duly executed by Seller:

         9.01 INTENTIONALLY OMITTED.

         9.02 SUBLEASES. The Subleases.

         9.03 DEEDS. The Deeds.

         9.04 OFFICER'S CERTIFICATE. The certificate referred to in Section 7.03 of this Agreement, which shall include any exceptions to the representations and warranties of Seller which have arisen or of which Seller has learned since the date hereof.

         9.05 BILL OF SALE. A bill of sale conveying ownership of the Fixed Assets, Inventory, Permits and Licenses and Change Fund in the form attached hereto as EXHIBIT 9.05 (the "Bill of Sale").

         9.06 ASSUMPTION AGREEMENT. An assignment and assumption agreement assigning the Assumed Contracts to Buyer in the form attached hereto as EXHIBIT
9.06 (the "Assumption Agreement").

         9.07 ASSIGNMENTS AND TRANSFERS. Such good and sufficient instruments of assignment and transfer as shall be necessary to assign and transfer to Buyer all of Seller's right, title and interest in and to the remaining Purchased Assets not conveyed by the Bill of Sale, the Assumption Agreement and the Beverage Sublease.

         9.08 OTHER INSTRUMENTS OF TRANSFER. Such other instruments of assignment or transfer as shall be reasonably requested by Buyer to confirm and vest in Buyer ownership of all of the Purchased Assets and other documents and instruments as required by the terms and conditions of this Agreement.

         9.09 CONSENTS TO ASSIGNMENTS. To the extent obtained, copies of all consents of third parties that are necessary to effect the transfer from Seller to Buyer of any of the Purchased Assets and to consummate the transactions contemplated by this Agreement, including the lease modifications extending lease terms (as required to satisfy Section 7.07), landlord consents to subleasing, memoranda of lease and/or sublease, landlord estoppels, and landlord subordination and non-disturbance agreements.

         9.10 MECHANICS' LIEN AND POSSESSION AFFIDAVIT. The Mechanics' Lien and Possession Affidavit.

         9.11 OTHER AFFIDAVITS. Such other affidavits or certificates as are reasonably required by Fidelity to insure title to Buyer's leasehold interest in the Leased Real Property as required under this Agreement.

         9.12 BEVERAGE EQUIPMENT ASSIGNMENT AGREEMENT. Intentionally omitted.

         9.13 SOFTWARE LICENSE AGREEMENT. The Software License Agreement.

         9.14 FRANCHISE AGREEMENTS. The Franchise Agreements, which shall be in the form set forth in the Most Recent UFOC.

         9.15 AREA DEVELOPMENT AGREEMENTS. The Area Development Agreements, which shall be in the form set forth in the Most Recent UFOC.

         9.16 OTHER DOCUMENTS. Any other documents for which provision is made in the Most

Recent UFOC, or which shall have reasonably been requested by Buyer or its counsel, or which shall have reasonably requested by Fidelity, or which are required to be delivered pursuant to any provision of this Agreement.

                                   ARTICLE X

                       DOCUMENTS TO BE DELIVERED BY BUYER

         At Closing, Buyer shall deliver to Seller the following documents duly executed by Buyer:

         10.01 INTENTIONALLY OMITTED.

         10.02 SUBLEASES. The Subleases.

         10.03 DEEDS. The Deeds, if and to the extent that Buyer's signature is required on such.

         10.04 ASSUMPTION AGREEMENT. The Assumption Agreement.

         10.05 OFFICER'S CERTIFICATE. The certificate referred to in Section
8.03 of this Agreement, which shall include any exceptions to the representations and warranties of Buyer and Owners which have arisen or of which Buyer and Owners have learned since the date hereof.

         10.06 PERSONAL GUARANTY. Intentionally omitted.

         10.07 BEVERAGE EQUIPMENT ASSIGNMENT AGREEMENT. Intentionally omitted.

         10.08 SOFTWARE LICENSE AGREEMENT. The Software License Agreement.

         10.09 FRANCHISE AGREEMENTS. The Franchise Agreements, which shall be in the form set forth in the Most Recent UFOC.

         10.10 THE AREA DEVELOPMENT AGREEMENTS. The Area Development Agreements, which shall be in the form set forth in the most recent UFOC.

         10.11 OTHER DOCUMENTS. Any other documents for which provision is made in the most recent UFOC, or which shall have reasonably been requested by Seller or its counsel, or which shall have reasonably requested by Fidelity, or which are required to be delivered pursuant to any provision of this Agreement.

                                   ARTICLE XI

                                  TERMINATION

         11.01 EVENTS OF TERMINATION. This Agreement may be terminated, without liability on the part of the terminating Party to the other Parties, at any time before the Closing Date: (i) by mutual consent of Buyer, Owners and Seller; (ii) by Buyer if any of the conditions precedent found in Articles VI and VII of this Agreement shall have become incapable of fulfillment through no fault of Buyer and have not been waived in writing by Buyer; (iii) by Seller if any of the conditions precedent found in Articles VI and VIII of this Agreement shall have become incapable of fulfillment through no fault of Seller and have not been waived in writing by Seller; (iv) by Buyer if there is a breach of or failure by Seller to perform in any material respect any of the representations, warranties, commitments, covenants or conditions under this Agreement, which breach or failure is not cured within five (5) business days after written notice thereof is given to Seller and prior to the Closing Date; (v) by Seller if there is a breach of or failure by Buyer or Owners to perform in any material respect any of the representations, warranties, commitments, covenants or conditions of Buyer or Owners under this Agreement, which breach or failure is not cured within five (5) business days after written notice thereof is given to the Party committing such breach and prior to the Closing Date; (vi) by Buyer if it is not satisfied with its due diligence investigation of Seller and provides written notice to Seller of such dissatisfaction prior to expiration of the applicable time period prescribed in Section 5.03; or (vii) by Seller at any time on or after May 12, 2000, if the Closing has not theretofore been consummated and completed. In the event of termination and abandonment by any Party as above provided in clauses (ii), (iii), (iv), (v), (vi) or (vii) of this Section, written notice shall forthwith be given to the other Party, which notice shall clearly specify the reason of such Party for terminating this Agreement.

         11.02 SURVIVAL AFTER TERMINATION. If this Agreement is terminated and the transactions contemplated hereby are abandoned pursuant to Section 11.01, then this Agreement shall become null and void and of no effect, except for the provisions of Sections 5.03(c), 5.06, 11.02, 11.03, 13.06, 13.07, 13.09, 13.10,
13.11, 3.13, 13.14, 13.15 and 13.16 of this Agreement which shall survive the termination of this Agreement; provided, however, that such termination shall not affect the right of any Party (a) to bring an action against another Party for a breach occurring prior to the termination or for a wrongful termination,
(b) to bring an action based on a misrepresentation or breach of warranty in
Section 3.05 or 4.05, or (c) to be indemnified under Article XII with respect to any Damages attributable to any such breach or misrepresentation.

         11.03 RETURN OF ESCROW DEPOSIT. If this Agreement is terminated by Seller pursuant to Sections 5.01 or 11.01(v) or 11.01(vii), and Seller is not then in material default of this Agreement, and there is no material failure to satisfy any of the conditions precedent to the obligations of Buyer and Owners to close contained in Articles VI or VII, then Seller shall be entitled to the Escrow Deposit and any interest earned thereupon. If this Agreement is terminated pursuant to any other provision, Buyer shall be entitled to the Escrow Deposit and any interest earned thereupon.

                                  ARTICLE XII

                                 INDEMNIFICATION

         12.01 SURVIVAL AFTER CLOSING. The representations and warranties of the Parties contained in this Agreement shall survive the Closing and continue in full force and effect for a period of one (l) year following the Closing Date, except that the representations and warranties of Seller pursuant to Sections 3.04(a) and 3.07 through 3.09 shall survive until the expiration of any applicable statute of limitations. All covenants and agreements contained in this Agreement shall survive the Closing in accordance with their terms.

         12.02 INDEMNIFICATION.

                  (a) BY SELLER. By execution of this Agreement, Seller hereby agrees to indemnify Buyer and its successors and assigns and hold them harmless against and in respect of:

                           (i) any and all losses, liabilities, costs and expenses (including without limitation judgments and settlement payments) incurred by any of them directly or indirectly incident to, arising in connection with or resulting from or relating to any material misrepresentation, breach, nonperformance or inaccuracy of any representation, warranty or covenant by Seller made or contained in this Agreement or in any Exhibit, certificate or other document executed and delivered to Buyer under or pursuant to this Agreement or the transactions contemplated herein;

                           (ii) any and all losses, liabilities, costs and expenses (including without limitation judgments and settlement payments) incurred by them directly or indirectly incident to, arising in connection with, resulting from or relating to any liabilities of Seller, other than those assumed by Buyer pursuant to this Agreement; and

                           (iii) any and all losses, liabilities, costs and expenses incurred by Buyer in claiming, contesting or remedying any breach, misrepresentation, non-performance, inaccuracy or other matter described above, or in enforcing its right of indemnification hereunder, including, by way of illustration and not limitation, all reasonable legal, accounting and other professional fees and expenses, filing fees, collection costs and all fees, costs and expenses incurred in defending claims which, if successfully prosecuted, would have resulted in Damages (as defined herein).

                  (b) BY BUYER AND OWNERS. By execution of this Agreement, Buyer agrees to indemnify Seller and its parent corporation and their successors and assigns and to hold them harmless from and against and in respect of:

                           (i) any and all losses, liabilities, costs and expenses that are actual damages (including without limitation judgments and settlement payments) incurred by them directly or indirectly incident to, arising in connection with or resulting from any material misrepresentation, breach, non-performance or inaccuracy of any representation, warranty or covenant by Buyer made or contained in this Agreement or in any Exhibit, certificate or document executed and delivered to Seller under or pursuant to this Agreement or the transactions contemplated herein;

                           (ii) any and all losses, liabilities, costs and expenses (including without limitation judgments and settlement payments) incurred by them directly or indirectly incident to, arising in connection with, resulting from or relating to any liabilities assumed by Buyer pursuant to this Agreement; and

                           (iii) any and all losses, liabilities, costs and expenses incurred by Seller in claiming, contesting or remedying any breach, misrepresentation, non-performance, inaccuracy or other matter described above, or in enforcing its right of indemnification hereunder, including, by way of illustration and not limitation, all reasonable legal, accounting and other professional fees and expenses, filing fees, collection costs and all fees, costs and expenses incurred in defending claims which, if successfully prosecuted would have resulted in Damages (as defined herein).

                  (c) DAMAGES. Any and all of the items set forth in Sections 12.02(a) and 12.02(b) for which a Party is entitled to be indemnified hereunder are called "Damages."

                  (d) INITIAL CLAIM NOTICE. When a Party becomes aware of a situation which may result in Damages for which it would be entitled to be indemnified hereunder, such Party (the "Indemnitee") shall submit a written notice (the "Initial Claim Notice") to the other Party or Parties (the "Indemnitor") to such effect within thirty (30) days after it first becomes aware of such matter and shall furnish the Indemnitor with such information as it has available demonstrating its right or possible right to receive indemnity. If the potential claim is predicated on, or later results in, the filing by a third-party of any action at law or in equity (a "Third-Party Claim"), the Indemnitee shall provide the Indemnitor with a supplemental Initial Claim Notice not later than ten (10) days prior to the date on which a responsive pleading must be filed, and shall also furnish a copy of such claim (if made in writing) and of all documents received from the third-party in support of such claim. Every Initial Claim Notice shall, if feasible, contain a reasonable estimate by the Indemnitee of the losses, costs, liabilities and expenses (including, but not limited to, costs and expenses of litigation and attorneys' fees) which the Indemnitee may incur. In addition, each Initial Claim Notice shall name, when known, the person or persons making the assertions that are the basis for such claim. Failure by the Indemnitee to deliver an Initial Claim Notice or an update thereof in a timely manner shall not relieve the Indemnitor of any of its obligations under this Agreement except to the extent that actual monetary prejudice to the Indemnitor can be demonstrated, including, without limitation, prejudice due to failure to provide notice to applicable insurers.

                  (e) RIGHTS OF INDEMNITOR. If, prior to the expiration of thirty (30) days from the mailing of an Initial Claim Notice (the "Claim Answer Period"), the Indemnitor shall request in writing that such claim not be paid, the same shall not be paid, and the Indemnitor shall settle, compromise or litigate in good faith such claim, and employ attorneys of its choice to do so; provided, however, that Indemnitee shall not be required to refrain from paying any claim which has matured by court judgment or decree, unless appeal is taken therefrom and proper appeal bond posted by the Indemnitor, nor shall it be required to refrain from paying any claim where such action would result in the foreclosure of a lien upon any of its assets or a default in a lease or other contract except a lease or other contract which is the subject of the dispute. If the Indemnitor elects to settle, compromise or litigate such claim, all reasonable expenses, including but not limited to all amounts paid in settlement or to satisfy judgments or awards and reasonable attorney's fees and costs, incurred by the Indemnitor in settling, compromising or litigating such claim shall be secured to the reasonable satisfaction of Indemnitee. Indemnitee shall cooperate fully to make available to the Indemnitor and its attorneys, representatives and agents, all pertinent information under its control. Indemnitee shall have the right to elect to settle or compromise all other contested claims with respect to which the Indemnitor has not, within the Claim Answer Period, acknowledged in writing (i) liability therefor, and (ii) its election to assume full responsibility for the settlement, compromise, litigation and payment of such claim.

                  (f) FINAL CLAIMS STATEMENT. At such time as Damages for which the Indemnitor is liable hereunder are incurred by Indemnitee by actual payment thereof or by entry of a final judgment, Indemnitee shall forward a Final Claims Statement to the Indemnitor setting forth the amount of such Damages in reasonable detail on an itemized basis. Indemnitee shall supplement the Final Claims Statement with such supporting proof of loss (e.g. vouchers, canceled checks, accounting summaries, judgments, settlement agreement, etc.) as the Indemnitor may reasonably request in writing within thirty (30) days after receipt of a Final Claims Statement. All amounts reflected on Final Claims Statements shall be paid promptly by Indemnitor to Indemnitee.

                  (g) LIMITATIONS ON INDEMNIFICATION.

                           (i) TIME LIMITATION. Notwithstanding the other provisions of this Article XII, neither Party shall be liable to indemnify the other Party following the Closing Date for Damages arising out of any misrepresentation, breach or inaccuracy of any representation or warranty unless the Party seeking indemnification delivers an Initial Claim Notice to the other Party of its claim for indemnification hereunder prior to the end of the applicable survival period set forth in Section 12.01.

                           (ii) MINIMUM DOLLAR LIMIT ON INDEMNIFICATION. Neither Seller nor Buyer shall be liable for a claim for Damages hereunder unless and until the aggregate Damages incurred by the other party exceeds the sum of Twenty Five Thousand Dollars ($25,000) (the "Threshold Amount"), in which event the Indemnitor shall indemnify the Indemnitee in accordance with this Article 12 for all Damages arising hereunder in excess of the Threshold Amount.

                  (h) EXCLUSIVE REMEDY. The remedies provided for in this
Article 12 are exclusive and shall be in lieu of all other remedies for any breach of any representation, warranty, covenant, obligation or other provision of this Agreement, except for any other remedy for which express provision is made in this Agreement; provided, however, that the foregoing clause of this sentence shall not be deemed a waiver by any Party of any right to specific performance or injunctive relief.

                                  ARTICLE XIII

                                 MISCELLANEOUS

         13.01 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the company Parties and their respective successors and permitted assigns and of the individual Parties and their respective heirs, personal representatives and permitted assigns.

         13.02 PUBLICITY. Subject to the other provisions of this Agreement, press releases and other publicity materials relating to the transactions contemplated by this Agreement shall be released by any of the Parties only after review and with the consent of the other Parties; provided, however, Seller shall have the right to make a public announcement of the execution of this Agreement and/or the Closing of this transaction and a disclosure of the basic terms and conditions of this Agreement.

         13.03 LIST OF EXHIBITS. As mentioned in this Agreement, there are attached hereto or delivered herewith, the following Exhibits:

                                    EXHIBITS

EXHIBIT
NO.                           EXHIBIT CAPTION
- -------                       ---------------

  A                           Restaurant Properties
1.01(e)                       Assumed Contracts
1.01 (g)                      Software License Agreement
1.04(i)                       Form of Deed
1.04(ii)                      Form of Sublease
1.04(iii)                     Form of Management Agreement
2.05                          Purchase Price Allocation
3.11                          Disclosure Statement
9.05                          Form of Bill of Sale
9.06                          Form of Assumption Agreement
10.06                         Form of Guaranty

         13.04 HEADINGS. The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

         13.05 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

         13.06 GOVERNING LAW/EXCLUSIVE JURISDICTION. This Agreement shall be construed, and exclusive jurisdiction over any case or controversy shall exist, as prescribed in Section 18.06 of the Franchise Agreements.

         13.07 EXPENSES. Except as otherwise herein provided, each of the Parties shall pay its respective costs and expenses incurred or to be incurred by it in connection with the negotiations respecting this Agreement and the transactions contemplated by this Agreement, including preparation of documents, obtaining any necessary approvals and the consummation of the other transactions contemplated by this Agreement.

         13.08 NON-ASSIGNMENT. This Agreement shall not be assignable by any Party without the written consent of the other Parties, which consent shall not unreasonably be withheld. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the heirs, successors and permitted assigns of the parties hereto.

         13.09 ENTIRE AGREEMENT. This Agreement contains the entire agreement among the Parties with respect to the transactions contemplated by this Agreement and supersedes all other prior agreements, understandings and letters related to this Agreement. Except as set forth in this Article, in the event of a conflict between this Agreement and the Franchise Agreements or Development Agreement, the specific provisions of the Franchise Agreements and Development Agreement shall prevail over this Agreement. Notwithstanding the above, The Parties hereby expressly agree upon and adopt the following constructions of certain rights and obligations set forth in the Franchise Agreements, Development Agreements and Software License Agreement, and agree that these, together with any other explicit clarifications, modifications or waivers thereof set forth in this section, Sections 13.11, 13.17, 13.18, other sections of this Article, or elsewhere in this Agreement (whether listed in this Section
13.09 or not), shall govern the rights of the Parties: (a) to the extent set forth in Agreement Section 1.01(g), certain fees under the Software License Agreement are included in the Purchase Price; (b) to the extent set forth in Agreement Section 2.02, certain Franchise Fees, Royalty fees and Development Fees are included in the Purchase Price; (c) The requirements set forth in Sections 3.01 - 3.05 of the Franchise Agreements are deemed satisfied or waived as of the Closing Date concerning each of the Properties sold hereby; (d) solely to the extent set forth in Agreement Sections 3.09, 3.10 and 4.04, Buyer and Owners have relied, and are entitled to have relied, upon the Financial Statements as well as the UFOCs; (e) contrary to any other possible interpretation of the various provisions of the Franchise Agreements and Development Agreements, no business shall be deemed to be a "Competing Businesses" as defined in either Section 1.04 of the Franchise Agreement or in the Development Agreement unless it is a restaurant business where fifty percent (50%) or more of entree gross sales are of hamburgers, cheeseburgers, and hotdogs; (f) neither Buyer nor Owners nor any member of an Owner's family nor any company directly or indirectly owned or controlled by Buyer or an Owner nor any Operating Partner of Buyer nor any investor in or financier of Buyer, shall be required to devote fulltime effort to the operation of the Restaurants; (g) no member of the immediate family of an Owner that does not share the residence of said Owner shall, unless acting in concert with such Owner with respect to such matters, be bound by any provisions of the Franchise Agreements or the Development Agreements, including without limitation those related to any Competitive Business; (h) notwithstanding the provisions of Section 3.02 et al. of the Franchise Agreements, Seller's approval is hereby given to all the provisions, terms and conditions of the various financing documents and other documents being utilized by Buyer to complete this transaction, and Seller waives any rights it might otherwise be deemed to have subsequently to take actions under this Section in contravention of any of these financing documents and other documents, provided that the documents in question have been presented to Seller not less than five (5) business days prior to Closing and Seller has not expressed a written objection thereto within three
(3) days following such receipt, and Seller further agrees to not unreasonably withhold its consent to any subsequent financing or security interest documents Buyer presents for use in connection with any further financing provided that Seller's financial and franchise system interests are not materially harmed thereby; (i) notwithstanding any language used in the body of the Development Agreements, the actual geographical area covered by the Development Agreements shall be that specified in the respective EXHIBIT As attached thereto; (j) notwithstanding any other possible interpretation of Section 7.02(e) of the Development Agreements, Buyer shall only be required to transfer all of its rights to the restaurants within the market or markets covered by the Development Agreements being transferred; (k) notwithstanding any language in the Franchise Agreement, as set forth in Section 1.01 (g) of this Agreement, regarding the in-restaurant computer hardware and the CHAMPS/BOS software, Seller warrants that they, as of Closing, do perform adequately to permit Buyer to satisfy the franchise fee payment timing obligations set forth in the Franchise Agreement, and with respect to the CHAMPS/BOS software that, as upgraded, throughout the term of the Franchise Agreement, it will continue to perform adequately to permit this, and if this specific warranty is not satisfied, Buyer and Seller shall in good faith cooperate to develop an alternative timing schedule for franchise fee payments that is in fact supported by the computer hardware and CHAMPS/BOS software; (1) notwithstanding Section
3.02 of the Franchise Agreements, it is understood that the final sentence of that section shall not be applicable between the Parties since it might violate Buyer's financing agreement if Seller were ever to exercise the rights purportedly granted under this sentence, and Seller hereby waives any right to exercise such rights during the term of the Franchise Agreements; (m) notwithstanding anything appearing to the contrary in Section 5.03 of the Franchise Agreements or elsewhere in the Franchise Agreements or in the Development Agreements, a default or breach of the Development Agreements shall not constitute a default or breach of the Franchise Agreements or of the Asset Purchase Agreement; (n) it is hereby stipulated that the five (5) year minimum period before Seller may require the remodeling of any Property sold hereunder shall be deemed to commence on the Closing Date; (o) notwithstanding any provision appearing in the Franchise Agreements, Development Agreements, or ancillary documents, neither Party shall be entitled to treat the other unreasonably, however, Seller's uniform criteria and procedures that are then currently enforced by Seller uniformly against all franchisees under the same Franchise and Development Agreements shall not be deemed unreasonable; (p) regarding Seller's right of first refusal set forth in Section 13.06 of the Franchise Agreements, Franchisee need only obtain an earnest money deposit in the amount of three percent (3%) of the offering price in advance of presenting such offer, and contrary to any other possible reading thereof, the Parties stipulate that it shall not be reasonable for Seller to require representations and warranties, closing documents or indemnities that are materially different from any that were part of the original, matched arrangement, and the final sentence of Section 13.06 of the Franchise Agreements shall be construed such that the only material changes that trigger the provisions of that sentence are material changes that are more favorable to the proposed transferee; (q) regarding Seller's right to purchase set forth in Section 16.04 of the Franchise Agreements, item "a" in the fourth paragraph of that section shall be interpreted only to require that Buyer transfer to Seller good and merchantable title that is free and clear of liens to the extent Buyer then holds the Property on that basis; (r) Section 17.02 of the Franchise Agreements shall be interpreted so as to require that Seller tender defense to Buyer of, and liability for, any claim or suit as to which Buyer is required to indemnify Seller pursuant to the first sentence of Section 17.02, and only if Buyer is unwilling or unable to accept the tender is Seller entitled to defend and/or settle such claims and suits without Buyer's consent and then to seek reimbursement from Buyer; (s) Section 17.03 of the Franchise Agreements shall not be construed to make Buyer responsible for any income taxes imposed upon Seller's receipt of royalties, rents or other revenues to Seller related to the leased and/or franchised Properties; (t) Sections 18.03 - 18.05 of the Franchise Agreements insofar as is meaningful and practical shall be construed to create mutual rights and liabilities between the Parties, and where the Franchise Agreements terms appear to be more favorable to the claims brought by one party than those by the other party, the version that is more favorable to an aggrieved party shall be available to whichever is the aggrieved Party in our situation (e.g., consequential damages shall be available to the aggrieved Party no matter whether that Party is Buyer or Seller); (u) notices delivered pursuant to the Franchise Agreements in the manner contemplated by clause "b" of Section
18.11 thereof shall be deemed delivered on the same day of the transmission if such day is a regular business day at the address to which the notice is delivered (generally Mondays through Fridays, inclusive, except for customary holidays) or, if not, on the next business day at that address; (v) the final sentence of Section 10.02 of the Franchise Agreements shall be construed as if it read: "Any such special regional promotion advertising fees shall be in addition to, and not credited towards, the 5% advertising expenditure required by this Section"; (w) the automated clearing house ("ACH") withdrawals by Seller/Franchisor authorized by Section 6.04 of the Franchise Agreement are only with respect to rents and royalties that are then due and payable, and the Parties agree that Seller/Franchisor shall not be entitled to make ACH withdrawals of any other obligations of Buyer/Franchisee and instead agree that these other obligations shall be timely paid by Buyer/Franchisee by wire transfer or check; (x) the provisions of clauses (d), (e) and (f) in Franchise Agreement Section 8.01 shall not be applicable in the event the Franchisee entity or a successor thereto conducts a public offering and becomes a reporting company under the Securities Exchange Act; (y) Franchisee advises, and Franchisor acknowledges, that it may be part of Franchisee's business strategy ultimately to conduct a public offering, become a reporting company under the Securities Exchange Act and conduct other business activities, including the operation of other restaurants which will not be Competitive Businesses. Accordingly, Franchisor agrees that upon request of Franchisee as to such matters it will not withhold its consent and will waive any inconsistent provisions of the Franchise Agreement or Development Agreement provided that Franchisee provides copies to Franchisor in advance of any offering materials for Franchisor's review of the accuracy of any descriptions of the Rally's franchised system, and Franchisee's Rally's restaurants and the nature of the relationship between Franchisor and Franchisee and Franchisee reimburses all of Franchisor's reasonable out-of-pocket expenses incurred in such review, agrees to indemnify Franchisor and its affiliates against any liability in connection with such offering and satisfies Franchisor as to either the continuity by Owners in the management position of Franchisee following such offering or the suitability of any additional of successor management in connection with such offering; (z) where the various provisions of the Development Agreements correspond to provisions of the Franchise Agreements that are construed, interpreted or modified in this Section 13.09, those provisions of the Development Agreements shall be similarly construed, interpreted or modified insofar as is reasonable and logical just as if those corresponding Development Agreements provisions had been specifically identified in this Section 13.09.

         13.10 NOTICES. Any notice or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given on the date mailed if sent by registered or certified mail (return receipt requested) or by commercial overnight service or by facsimile (with delivery receipt retained) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

                  (a)      if to Seller, to:

                           Checkers Drive-In Restaurants, Inc.
                           3916 State Street, Suite 300
                           Santa Barbara, California 93105
                           Attn: W. Fillmore Wood, Jr.
                           Fax: 805-569-6699

                  (b)      if to Buyer or Owners, to:

                           Altes, LLC
                           621 N. W. 53rd Street, Suite 650
                           Boca Raton, FL 33487-8220
                           Attn.: Robert H. Alrod
                           Fax: 561-995-0925

         13.11 SECURITY FUND. In lieu of providing any personal guaranty from Owners, Buyer shall establish and maintain a security fund (the "Fund") in an amount not less than Two Hundred Ten Thousand Dollars ($210,000.00) (the "Fund Amount"), in a form, institution and manner reasonably satisfactory to Seller, to secure Buyer's monetary obligations established under the Franchise Agreements, Subleases and ancillary agreements. Half of the total Fund Amount shall be established as such not later than thirty (30) days following the Closing Date. The other half of the total Fund Amount shall be established as such not later than ninety (90) days following the Closing Date. This Fund shall be established and maintained such that Seller shall be entitled and able to withdraw against it to satisfy any monetary obligations of Buyer that are not timely paid without any requirement that Buyer concur that the amount has not been timely paid. Buyer's obligation to establish and maintain this Fund includes the obligation to restore the balance of the Fund to not less than the full Fund Amount within ten (10) days following written notification that Seller is withdrawing all or a portion of the Fund Amount. Seller shall be required to send written notice (sent by facsimile or other method) to Buyer and also to the escrow holder or other trustee of the Fund not less than one (1) business day in advance of a planned withdrawal from the Fund, and to specify in such notice the amount to be withdrawn, the date that the amount will be withdrawn, and the particular monetary obligation of Buyer that has not been timely paid with respect to which nonpayment the withdrawal is being made. One (1) business day following the sending of such written notice, Seller shall be entitled to withdraw the noticed amount, and the escrow holder or other trustee of the Fund is hereby instructed and directed to deliver or allow such withdrawal without any requirement that Buyer indicate its concurrence in the withdrawal. The withdrawal shall be delivered or allowed unless Buyer shall have prior to the withdrawal communicated by written notice sent to Seller as well as to the escrow holder or trustee of the Fund that it disputes in good faith that the applicable amount was not timely paid and accordingly disputes that the withdrawal is permitted. If Seller shall be determined to have wrongfully withdrawn an amount from the Fund, or if Buyer shall be determined to have wrongfully blocked a withdrawal, then the party thus determined to have acted wrongfully shall, be entitled to receive from the other double the amount wrongfully withdrawn or blocked. It shall be no defense to this double payment obligation that the party determined to have acted wrongfully shall have acted in good faith if it shall be determined that said withdrawal or blockage was nevertheless wrongful or unjustified in fact. Notwithstanding the above, Buyer shall be entitled to terminate the Security Fund effective after the second anniversary of the Closing Date provided that Buyer has not been notified by Seller in writing that it is in breach of, and in default under, this Agreement or any agreement referenced herein (other than for any failure to maintain any required pace of development under the Development Agreements) more than two (2) times collectively during this two year period, and provided further that Buyer is not then insolvent and moreover that Buyer's net worth is not less than it was ninety (90) days following the Closing Date.

         13.12 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

         13.13 ATTORNEY FEES. In the event that a Party to this Agreement brings an action against the other Party to this Agreement, by reason of the breach of any condition, covenant, representation or warranty in this Agreement, or otherwise arising out of this Agreement, the prevailing party in such action shall be entitled to recover from the other reasonable attorneys' fees to be fixed by the court which shall render a judgment, plus costs of suit, as well as all such fees and costs incurred in any appeal or in any collection effort.

         13.14 WAIVER. Any Party may, by written notice to the other Parties,
(i) waive any inaccuracies in the representations or warranties of such other Party contained in this Agreement or in any document delivered pursuant to this Agreement, (ii) waive compliance with any of the conditions and covenants of such other Party contained in this Agreement or (iii) waive or modify performance of any of the obligations of such other Party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement shall be deemed to constitute a waiver by the Party taking such action of compliance with any of the representations, warranties, covenants, conditions or agreements contained in the Agreement. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         13.15 CONSTRUCTION. Each Party acknowledges and agrees that it has read and understands each and every provision of this Agreement, the Schedules and the Exhibits hereto and has considered all relevant business and tax aspects related thereto. The Parties hereto further acknowledge and agree that each Party has had the opportunity to consult with and obtain legal advice and counseling from an attorney in relation to each and every provision of this Agreement, the Schedules and the Exhibits hereto, and each Party acknowledges and agrees for itself it has either availed itself of that opportunity or has knowingly and willfully declined such representation. Therefore, the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either Party.

         13.16 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement, whether in whole or in part, shall not in any way affect the validity and/or enforceability of any other provision of this Agreement. Any invalid or unenforceable provisions shall be deemed severable to the extent of any such invalidity or unenforceability.

         13.17 CROSS-DEFAULTS. Notwithstanding anything to the contrary set forth in this Agreement, or in any of the documents listed in EXHIBIT 13.03, or in any other document delivered by Seller pursuant to Article IX, where any of these documents provides that a direct default of one agreement shall constitute the basis for exercising a cross-default remedy with respect to some other agreement, it is expressly understood that the Parties' cross-default rights shall be limited to material breaches of the directly breached agreement. Monetary defaults shall not be deemed material for cross-default purposes unless the amount in question exceeds Seventy Five Hundred Dollars ($7,500.00) per affected Property. The following is stipulated to be a non-exclusive list of examples of non-monetary matters that are agreed not to constitute material defaults for cross-default purposes: violations of health and safety codes; violations of zoning codes; violations of other city and other local government laws; general building, maintenance, landscaping, and structural compliance problems; uncollected trash; and unlawful signage. This provision shall moreover be construed solely as a limitation upon broader cross-default rights otherwise afforded, and shall not be deemed to create cross-default rights where such are not elsewhere expressly provided, nor to broaden any specific cross-default rights that are elsewhere limited to an even greater extent. The Parties further agree that Seller must provide thirty
(30) days prior written notice specifically stating that Seller intends to treat the default of any particular agreement as the basis for exercising its cross-default rights against any other agreement, and that Seller shall not be entitled to pursue a cross-default if Buyer either cures the default within the thirty (30) days or, in the case of, a default that cannot be cured within thirty (30) days, Buyer commences in good faith to commence to cure and thereafter diligently continues to pursue cure until completed.

         13.18. RESTAURANT CLOSURES AND DEVELOPMENT AGREEMENT OBLIGATIONS.

(A) The following language will be added as a new section at the end of EXHIBIT A to each of the three Development Agreements [and, in that document and section, "you" or "your" refer to Buyer, and "we" or "our" refer to Seller]:
"You shall initially make a good faith effort to operate each of the existing units transferred by the Asset Purchase Agreement profitably. But you shall have the right in your sole discretion to conclude, at any time after making such efforts, that any of the units thereby transferred are not profitable for you and moreover not likely to become profitable for you, and thence to close these specific units at any time, provided that each of the following conditions is satisfied: (a) prior to closing a unit, you provide written notice to us that you are have determined that a specific unit is unprofitable and cannot be made profitable, and declaring that you are electing to close and replace that unit with a new unit not yet open, which will be covered by the Development Agreement; (b) you continue to make all rent, tax and other payments required under your sublease from us; (c) the closed unit is one where continued operation is not a legal requirement based upon our prime lease or otherwise and you, specifically and in writing, agree to indemnify and hold us harmless from any liabilities to our landlord or anyone else in connection with the closing and non-operation of the unit and in connection with the ongoing obligations to make payments; and (d) any unit so closed is afterwards replaced by a new unit (on a one-new-forone-closed basis), which is opened and conducting regular daily restaurant operations within a period that shall not exceed 90 calendar days after the closed unit ceases regular daily restaurant operations. Provided that all of the above criteria are met, each replacement unit shall count as half a new unit against your requirements to open and operate new Rally's Restaurants under this Development Agreement. Thus, two substituted new replacement units (for closed units) shall be required to replace the substituted for obligation under the Development Agreement for a new non-replacement unit. You shall not be deemed in breach of the Asset Purchase Agreement, the Franchise Agreements, the Development Agreements, or the various subleases, provided that each of the above criteria is satisfied. The Parties specifically recognize that should Buyer elect to utilize the procedures provided in this section, the total number of Rally's Restaurants that Buyer is expected and required to operate pursuant to all of the above referenced agreements will be reduced by operation of this section.

(B) Concerning Property #872, in Carbondale, Illinois, Buyer will acquire from Seller the subleases for this Property as is provided elsewhere in this Agreement, but Buyer shall have the right prior to Closing to designate that it does not wish to operate a Restaurant at this location provided that (a) Buyer continues to make all rent, tax and other payments required under Buyer's sublease from Seller; and (b) the closed unit is one where continued operation is not a legal requirement based upon the Seller's prime lease or otherwise and Buyer, specifically and in writing, agrees to indemnify and hold Seller harmless from any liabilities to Seller's landlord or anyone else in connection with the closing and non-operation of the unit and in connection with the ongoing obligations to make payments. If Buyer elects this right to declare prior to Closing that it does not wish to operate this Restaurant #872, and complies with the criteria prescribed in this Subsection 13.18 (B), then Buyer shall be under no obligation to replace it with a new operating unit.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed by their respective duly authorized representatives and Owners have executed this Agreement, as of the day and year first above written.


                                             "SELLER"
ATTEST:                                      CHECKERS DRIVE-IN RESTAURANTS, INC.

/s/ W. FILLMORE WOOD, JR.                    By /s/ WILLIAM P. FOLEY II
- ---------------------------------               --------------------------------
Print Name: W. Fillmore Wood, Jr.            Print Name: William P. Foley II
            ---------------------                        -----------------------
SVP & Assitant Secretary                     Title: Chairman
- ---------------------------------                   ----------------------------


                                             "BUYER"
ATTEST:                                      ALTES, LLC

Print Name: /s/ [ILLEGIBLE]                  By /s/ ROBERT ALROD
            ---------------------               --------------------------------
               Secretary                     Print Name:
- ---------------------------------                        -----------------------
                                             Title:
                                                    ----------------------------

                                             "OWNERS"
WITNESS:                                     ALDOR, LLC

/s/ [ILLEGIBLE]                              By /s/ ROBERT H. ALROD
- ---------------------------------               --------------------------------
               Secretary                     Print Name: Robert H. Alrod
- ---------------------------------                        -----------------------


ATTEST:                                      ALTES, LLC

                                             By /s/ ROBERT ALROD
- ---------------------------------               --------------------------------
Print Name:                                  Print Name: Robert H. Alrod
           ----------------------                        -----------------------
               Secretary                     Title: Director
- ---------------------------------                   ----------------------------

                                   EXHIBIT A

                                 ST. LOUIS, MO
                   FEE REAL PROPERTIES TO BE DEEDED TO BUYER

- --------------------------------------------------------------------------------
REST #  NEW #   F #    ADDRESS                  CITY           STATE     ZIP
- --------------------------------------------------------------------------------
 851    8136    1427   10334 PAGE AVENUE        ST. LOUIS        MO     63114
- --------------------------------------------------------------------------------
 852    8137    1428   826 FIRST CAPITAL DRIVE  ST. CHARLES      MO     63301
- --------------------------------------------------------------------------------
 856    8141    1432   3730 GOODFELLOW          ST. LOUIS        MO     63120
- --------------------------------------------------------------------------------
 858    8142    1434   1220 TRUMAN BLVD.        CRYSTAL CITY     MO     63019
- --------------------------------------------------------------------------------
 863    8147    1439   930 NORTH KINGS HIGHWAY  ST. LOUIS        MO     63108
- --------------------------------------------------------------------------------
 864    8148    1440   6008 NORTH ILLINOIS      FAIRVIEW HEIGHTS IL     62208
- --------------------------------------------------------------------------------
 874    8154    1446   1501 TROY ROAD           EDWARDSVILLE     IL     62025
- --------------------------------------------------------------------------------
 878    8157    1497   2182 N HWY 67            FLORISSANT       MO     63033
- --------------------------------------------------------------------------------
 894    8165    1766   305 N. VANDEVENTER       ST. LOUIS        MO     63108
- --------------------------------------------------------------------------------
  9                    TOTAL RESTAURANTS

                                 ST. LOUIS, MO
                 LEASED REAL PROPERTIES TO BE SUBLEASED TO BUYER

- -------------------------------------------------------------------------------------------------------
REST #  NEW #   F #    ADDRESS                    CITY           STATE   ZIP    MO. RENT  COMMENT
- -------------------------------------------------------------------------------------------------------
 853    8138    1249   10004 HALLS FERRY ROAD     ST. LOUIS        MO    63136  51,096    Land Lease
- -------------------------------------------------------------------------------------------------------
 854    8139    1430   2807 SOUTH JEFFERSON       ST. LOUIS        MO    63118  39,200    Land Lease
- -------------------------------------------------------------------------------------------------------
 855    8140    1431   #1 FOX VALLEY CENTER       ARNOLD           MO    63010  48,000    Land Lease
- -------------------------------------------------------------------------------------------------------
 859    8143    1435   506 SOUTH MAIN             O'FALLON         MO    63166  63,480    Land Lease
- -------------------------------------------------------------------------------------------------------
 860    8144    1436   6710 WEST FLORISSANT       JENNINGS         MO    63136  49,300    Land Lease
- -------------------------------------------------------------------------------------------------------
 861    8145    1437   8106 MANCHESTER            BRENTWOOD        MO    63140  51,870    Land Lease
- -------------------------------------------------------------------------------------------------------
 862    8146    1438   1999 SOUTH CENTER DRIVE    ALTON            IL    62002  40,350    Land Lease
- -------------------------------------------------------------------------------------------------------
 865    8149    1441   4949 NATURAL BRIDGE        ST. LOUIS        MO    63115  63,000    Land Lease
- -------------------------------------------------------------------------------------------------------
 866    8150    1442   3553 CHOUTEAU              ST. LOUIS        MO    63103  50,400    Land Lease
- -------------------------------------------------------------------------------------------------------
 871    8151    1443   1600 CAMP JACKSON ROAD     CAHOKIA          IL    62206  33,600    Land Lease
- -------------------------------------------------------------------------------------------------------
 872A   8152    1444   709 SOUTH ILLINOIS         CARBONDALE       IL    62901  30,800    Land Lease
- -------------------------------------------------------------------------------------------------------
 872B                                                                           5,100     Parking Lease
- -------------------------------------------------------------------------------------------------------
 873    8153    1445   2220 MADISON AVENUE        GRANITE CITY     IL    62040  36,048    Land Lease
- -------------------------------------------------------------------------------------------------------
 876    8155    1448   1105 SOUTH ILLINOIS        BELLEVILLE       IL    62222  22,464    Land Lease
- -------------------------------------------------------------------------------------------------------
 877    8156    1449   167 EAST MCARTHUR DRIVE    BETHALTO         IL    62010  40,890    Land Lease
- -------------------------------------------------------------------------------------------------------
 879    8158    1604   7430 LINDBERGH                              MO    63042  29,700    Land Lease
- -------------------------------------------------------------------------------------------------------
 880    8159    1646   1015 S. BROADWAY           ST. LOUIS        MO    63104  30,000    Land Lease
- -------------------------------------------------------------------------------------------------------
 886    8160    1433   9520 ST. CHARLES ROCK ROAD ST. LOUIS        MO    63114  28,800    Land Lease
- -------------------------------------------------------------------------------------------------------
 888    8161    1654   660 CARLISLE               BELLEVILLE       IL    62221  38,496   Land Lease
- -------------------------------------------------------------------------------------------------------
 890    8162    1465   3605 N. GRAND              ST. LOUIS        MO    63107  48,000    Land Lease
- -------------------------------------------------------------------------------------------------------
 892    8163    1767   4527 W. MAIN               BELLEVILLE       IL    62223  30,000    Land Lease
- -------------------------------------------------------------------------------------------------------
 893    8164    1768   4400 S KINGS HWY           ST. LOUIS        MO    63109  36,000    Land Lease
- -------------------------------------------------------------------------------------------------------
  21                   TOTAL RESTAURANTS

                               VIRGINIA BEACH, VA
                 LEASED REAL PROPERTIES TO BE SUBLEASED TO BUYER

- ------------------------------------------------------------------------------------------------------------------------------------
REST# NEW#  F#  ADDRESS                   CITY           STATE ZIP   TELEPHONE #  COUNTY            MONTHLY RENT
- ------------------------------------------------------------------------------------------------------------------------------------
1501  8176 1060 1094 FREDERICK BLVD.      PORTSMOUTH      VA   23707 757 397-1560 Portsmouth City   $2,504.67 Land Lease
- ------------------------------------------------------------------------------------------------------------------------------------
1502  8177 1078 935 VULCAN AVENUE         NORFOLK         VA   23502 757 455-5854 Norfolk City      $3,703.00 Land/$1,000 Imprvmts
- ------------------------------------------------------------------------------------------------------------------------------------
1503  8178 1089 4022 WEST MERCURY BLVD.   HAMPTON         VA   23666 757 827-8672 Hampton City      $2,472.50 Land Lease
- ------------------------------------------------------------------------------------------------------------------------------------
1504  8179 1146 692 J. CLYDE MORRIS BLVD. NEWPORT NEWS    VA   23601 757 626-0889 Newport News City $5,840.00 Land Lease
- ------------------------------------------------------------------------------------------------------------------------------------
1505  8180 1149 1208 MONTICELLO           NOROFLK         VA   23510 757 625-8303 Norfolk City      $6,350.00 Land Lease
- ------------------------------------------------------------------------------------------------------------------------------------
1506  8181 1165 4305-A INDIAN RIVER ROAD  CHEASAPEAKE     VA   23325 757 523-6231 Chesapeake City   $2,190.26 Land Lease
- ------------------------------------------------------------------------------------------------------------------------------------
1507  8182 1186 845 LYNHAVEN PARKWAY      VIRGINIA BEACH  VA   23452 757 468-3299 Virginia Beach    $2,424.58 Land Lease
- ------------------------------------------------------------------------------------------------------------------------------------
1509  8183 1262 410 DENBEIGH BLVD.        NEWPORT NEWS    VA   23602 757 874-7669 Newport News City $6,400.00 Land & Building Lease
- ------------------------------------------------------------------------------------------------------------------------------------
1510  8184 1495 5101 VIRGINIA BEACH BLVD. VIRGINIA BEACH  VA   23462 757 497-2220 Virginia Beach    $8,333.33.00 Land Building Equip
- ------------------------------------------------------------------------------------------------------------------------------------
1513  8185 1513 1520 N. MAIN STREET       SUFFOLK         VA   23434 757 934-0602 Suffolk City      $3,000.00 Land Lease
- ------------------------------------------------------------------------------------------------------------------------------------
1511  8186 1529 3101 WESTERN BRANCH ROAD  CHEASAPEAKE     VA   23321 757 483-6168 Chesapeake City   $6,250.00 Land Lease
- ------------------------------------------------------------------------------------------------------------------------------------
1514  8187 1714 1064 W. MERCURY BLVD.     HAMPTION        VA   23666 757 826-3290 Hampton City      $4,233.33 Land Lease
- ------------------------------------------------------------------------------------------------------------------------------------
 12             TOTAL RESTAURANTS

                                LITTLE ROCK, AR
                LEASED REAL PROPERTIES TO BE SUBLEASED TO BUYER

- ------------------------------------------------------------------------------------------------------------------------------------
REST#  NEW#   F#   ADDRESS                   CITY            ST   ZIP     AC    PHONE    COUNTY      MONTHLY RENT
- ------------------------------------------------------------------------------------------------------------------------------------
1301   8166  1071  712 BROADWAY              LITTLE ROCK     AR   72201   501  374-544   Pulaski     $2500.00 Land Lease
- ------------------------------------------------------------------------------------------------------------------------------------
1302   8167  1088  2301 WEST 28TH STREET     PINE BLUFF      AR   71603   870  534-676   Jefferson   $2500.00 Land Lease
- ------------------------------------------------------------------------------------------------------------------------------------
1303   8168  1118  4523 CAMP ROBINSON ROAD   LITTLE ROCK     AR   72118   501  758-394   Pulaski     $5,190.00 Land & Building
- ------------------------------------------------------------------------------------------------------------------------------------
1304   8169  1141  403 NORTH BLAKE STREET    PINE BLUFF      AR   71601   870  534-302   Jefferson   $1,000.00 Land/$2,000.00 Bboard
- ------------------------------------------------------------------------------------------------------------------------------------
1305   8170  1175  11406 W. MARKHAM          LITTLE ROCK     AR   72211   501  221-350   Pulaski     $3,585.60 Land Lease
- ------------------------------------------------------------------------------------------------------------------------------------
1306   8171  1199  2211 NORTH FIRST STREET   JACKSONVILLE    AR   72026   501  982-202   Pulaski     $1,587.00 Land Lease
- ------------------------------------------------------------------------------------------------------------------------------------
1307   8172  1256  420 OAK STREET            CONWAY          AR   72032   501  327-260   Faulkner    $2,175.00 Land Lease
- ------------------------------------------------------------------------------------------------------------------------------------
1308   8173  1364  5921 BASE LINE            LITTLE ROCK     AR   72209   501  562-588   Pulaski     $5,626 Land & Bldg/$500 Esmnt
- ------------------------------------------------------------------------------------------------------------------------------------
1309   8174  1411  5400 WEST 12TH STREET     LITTLE ROCK     AR   72204   501  661-055   Pulaski     $2,500.00 Land Lease
- ------------------------------------------------------------------------------------------------------------------------------------
1310   8175  1541  311 S. ARKANSAS AVENUE    RUSSELLVILLE    AR   72801   501  967-552   Pope        $1,150.00 Land Lease
- ------------------------------------------------------------------------------------------------------------------------------------
 10                TOTAL RESTAURANTS

PROPERTY 1301 WILL NOT IN FACT BE SUBLEASED FROM SELLER TO BUYER. INSTEAD, PURSUANT TO SECTION 1.04, BECAUSE SELLER'S LEASE HAS ALREADY EXPIRED, BUYER WILL ENTER INTO A NEW LEASE DIRECTLY FROM THE PROPERTY OWNER.